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                                                                                                FRANK CRYSTAL
                                                                                                  & COMPANY
                                                                             FINANCIAL SQUARE o 32 OLD SLIP o NEW YORK, NY 10005
INSURANCE BINDER            72785                                                       (212) 344-2444 o (800) 221-5830
                                                                                      TELEX: 222792 o CABLE: CRYSTINSCOS
                                                                                          TELECOPIER: (212) 425-7017

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Insured's   Cornerstone Total Return Fund, Inc. et al                           Date Typed         9/12/07
Mailing     c/o Bear Stearns Funds Management, Inc.                             By:        BK172785
Address     383 Madison Avenue                                                  A/E:       BK1
            New York, NY 10179                                                  Insured's No.
--------------------------------------------------------------------------------Telephone Confirmation         [X]
Company     National Union Fire Insurance Company
or          c/o Marsh Affinity Group Services                                   Date
Agency      P.O. Box 9234                                                       With Whom
            Des Moines, IA 50306
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New Order [ ]  Endorsement [X]   Renewal [ ]  Rewrite [ ]  Information Only [ ] Inception or Effective Date     03/23/07
--------------------------------------------------------------------------------
Name (if different from mailing address)                                        Expiration   03/23/08

                                                                                Policy No.   6214266

--------------------------------------------------------------------------------Company      National Union Fire Insurance Co.
Location(s) (if different from mailing address)
                                                                                Prepaid

                                                                                Installment                                   [X]
--------------------------------------------------------------------------------
Type of Coverage - Registered Management Investment Company Bond                Premium      $389                             [ ]


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SPECIFICATIONS - IT IS HEREBY UNDERSTOOD AND AGREED THAT THE FOLLOWING FUND IS ADDED TO THE ABOVE REFERENCED BOND NO. 6214266,
                 EFFFECTIVE SPETEMBER 7, 2007:

                 - CORNERSTONE PROGRESSIVE RETURN FUND

                 THE ADDITIOANL PREMIUM APPLICABLE TO THIS TRANSACTION IS $389.

                 ALL OTHER TERMS AND CONDITIONS SHALL REMAIN UNCHANGED



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Mortgagee  [ ]       Loss Payee [ ]     Additional Insured [ ]      Other [ ]
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Enclosure [ ]                                                                   The undersigned company agrees, for its
                                                                                respective interests only and to the extent
                                                                                respectively indicated to effect insurance or
                                                                                changes as set forth. This agreement is binding
                                                                                for account of the Assured until acceptance of
                                                                                satisfactory policy and/or endorsement and/or
                                                                                term agreed to by Frank Crystal & Co., Inc.
                                                                                This Binder is issued for a period of 60 days and
                                                                                automatically will be extended for additional
--------------------------------------------------------------------------------consecutive periods of 60 days until acceptance
Remarks  [ ]                                                                    of the Policy, Bond, and/or Endorsement by the
                                                                                Assured.

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For Frank Crystal & Co., Inc.                                                   Name of Underwriter:
Refer to:  Brian P. Kill                                                        (Print or Type)  Ida Dominquez
                                                                                Signature
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Admitted [X]          Non-Admitted [ ]                                          For (Insurance Company)
                                                                                National Union Fire Insurance Co.
                                                                                Date Signed
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                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA


                                  RIDER NO. #5

To be attached to and form part of Investment Company Blanket Bond No. 6214266 in favor of Cornerstone Total Return Fund.

     1. In consideration of the additional premium of $389, it is hereby understood and agreed that Cornerstone Progressive Return Fund is added to the list of the insured under the attached bond and that Item 3 of the Declaration Page is deleted in its entirety and replaced with the following:

ITEM  3. Limit of Liability -
         Subject to Section 9, 10, and 12 hereof:
                                                                       Limit of
                                                                      Liability
                                                                      Deduction
         Insuring Agreement A     - FIDELITY                           1525000
         Insuring Agreement B     - AUDIT EXPENSE                      25000
         Insuring Agreement C     - ON PREMISES                        1525000
         Insuring Agreement D     - IN TRANSIT                         1525000
         Insuring Agreement E     - FORGERY OR ALTERATION              1525000
         Insuring Agreement F     - SECURITIES                         1525000
         Insuring Agreement G     - COUNTERFEIT CURRENCY               1525000
         Insuring Agreement H     - STOP PAYMENT                       25000
         Insuring Agreement I     - UNCOLLECTIBLE ITEMS OF DEPOSIT     25000

OPTIONAL COVERAGES ADDED BY RIDER:

         Insuring Agreement J     - COMPUTER SYSTEMS                  1525000
         Insuring Agreement K     - UNAUTHORIZED SIGNATURES           25000
         Insuring Agreement L     - AUTOMATED PHONE SYSTEMS           0
         Insuring Agreement M     - TELEFACSIMILE                     0

   If "Not Covered" is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefro




2. Nothing herein shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or provisions of the attached bond other than as above stated.

3. This rider shall become effective as of 12:01 a.m. on 09/07/2007 standard time as specified in the attached bond.





                                       By:    /s/ STEVEN E. LISTON
                                              -------------------------
                                              Authorized Representative